CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

Exhibit 10.1

Execution Version

Termination Agreement

This Termination Agreement (this “Agreement”) is entered into as of May 16, 2022 (the “Effective Date”) by and between Vir Biotechnology, Inc., a Delaware corporation having an address at 499 Illinois Street, San Francisco, CA 94158 USA (“Vir”) and WuXi Biologics (Hong Kong) Limited, a Hong Kong corporation with a place of business at Building 1, 288 Fute Zhong Road, Waigaoqiao Free Trade Zone, Shanghai, China 200131 (“WuXi Bio”). Vir and WuXi Bio are referred to herein individually as a “Party” and collectively as the “Parties.”

Recitals

Whereas, Vir and WuXi Bio are parties to that certain Development and Manufacturing Collaboration Agreement dated as of February 25, 2020 (the “Collaboration Agreement”) which contemplated that the Parties would conduct Development Activities (as defined in the Collaboration Agreement) and WuXi Bio would develop, manufacture and commercialize certain products in the WuXi Bio Territory (as defined in the Collaboration Agreement); and

Whereas, the Parties now wish to terminate the Collaboration Agreement and return the rights set forth therein to Vir in accordance with the terms and conditions set forth in this Agreement.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual covenants and agreements contained in this Agreement, the Parties hereby agree as follows:

1.
Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Collaboration Agreement. The following terms, when capitalized, shall have the following meanings as used in this Agreement:
1.1
“Affiliate” has the meaning set forth in the Collaboration Agreement; provided that, as used in this Agreement with respect to WuXi Bio, the term “Affiliate” shall mean and include [***] (as defined below). For clarity, although [***] is deemed to be an Affiliate of WuXi Bio for purposes of this Agreement only, [***] does not meet the definition of Affiliate in the Collaboration Agreement and is not an affiliate of WuXi Bio as the term is generically understood.
1.2
“Applicable Law” means any law, statute, rule or regulation issued by a governmental authority, and any judicial, governmental, or administrative order, judgment, decree, or ruling, in each case as applicable to the subject matter of this Agreement and the Parties and having a binding effect on it and them.
1.3
“Biosimilar” means any biological product that is highly similar to the Reversion Product, notwithstanding minor differences in clinically inactive components, and with respect to which there are no clinically meaningful differences between such biological product and the Reversion Product in terms of safety, purity and potency.
1.4
“BMSA” means that certain Biologics Master Services Agreement between the Parties dated as of August 16, 2018.
1.5
“Business Day” means any day other than a Saturday or Sunday on which banking institutions in San Francisco, California and Hong Kong are open for business.
1.6
“Cell Line License Agreement” means that certain License Agreement between [***].
1.7
“Confidential Information” means (a) any information relating to the Collaboration Agreement or this Agreement, including the terms and existence of this Agreement, and (b) all trade secrets, processes, formulae, data, know-how, improvements, inventions, chemical or biological materials, techniques, marketing plans, strategies, financial information, customer lists, organizational charts or other information or materials that have been conceived, created, discovered, developed or reduced to practice by a Party or its Affiliate, and (c) any other information and materials that are confidential or proprietary to a Party (including all such information and materials of any Third Party), in each case, that were or are disclosed by such Party or its Affiliate (the “Disclosing Party”) to the other Party or its Affiliate (the “Receiving Party”) in connection with the Collaboration Agreement or this Agreement, regardless of whether any of the foregoing are marked “confidential” or “proprietary”, in each case, whether communicated to the Receiving Party by the Disclosing Party in oral, written, graphic, or electronic form. Each Party will be considered a Receiving Party with respect to the terms and existence of this Agreement.
1.8
“First Commercial Sale” means the first commercial sale of the Reversion Product for use or consumption by the general public in an arms-length transaction by or on behalf of Vir, its Affiliate or a Greater China Licensee or its sublicensee in the Territory following receipt of all applicable Regulatory Approvals of the Reversion Product in the Territory.
1.9
“Greater China Licensee” means a Third Party to whom Vir grants any rights or licenses to Exploit the Reversion Product in the Territory on or after the Effective Date.
1.10
“Indemnitee” means a Vir Indemnitee or a WuXi Indemnitee, as applicable.
1.11
“Licensee Revenue” means any compensation (including milestone payments) received by Vir from a Greater China Licensee in consideration for Vir’s grant of a license (or sublicense) to such Greater China Licensee to commercialize the Reversion Product in the Territory; provided that, Licensee Revenue excludes: [***].
1.12
“Net Sales” means the actual gross amount invoiced by Vir or its Affiliates or any Greater China Licensee or sublicensee of a Greater China Licensee (each, a “Seller”) for sales or other commercial disposition of the Reversion Product in the Territory in finished package form (ready for use by the ultimate consumer), in a bona fide, arms-length transaction to a Third Party purchaser (other than the Greater China Licensee) in the Territory, less the following deductions [***]; all as incurred in the ordinary course of business in type and amount consistent with good industry practice and determined in accordance with GAAP or IFRS, in each case consistently applied by the applicable Seller.

[***]

If the Reversion Product is sold as part of a combination or bundled product that includes a diagnostic product, delivery device, or other pharmaceutical or biologic product or active ingredient other than VIR-7831 (each, an “Other Component” and such combination or bundled product, a “Combination Product”), the Net Sales applicable to the sale of such Combination Product shall be calculated by [***].

1.13
“Non-Clinical Studies” has the meaning set forth in Section 3.2.
1.14
“Non-Clinical Studies-Related IP” has the meaning set forth in Section 3.2.
1.15
“R&D Payment” has the meaning set forth in Section 5.1.
1.16
“Regulatory Documentation” means Regulatory Filings and other documents, submissions, correspondence and communications relating [***].
1.17
“Reversion Product” means the product comprising Sotrovimab, or VIR-7831, which is a human immunoglobulin G (IgG1) monoclonal antibody (mAb) which neutralizes SARS-CoV-2 virus and cells infected with SARS-CoV-2 virus.
1.18
“Royalty Term” has the meaning set forth in Section 5.3.
1.19
“Seller” has the meaning set forth in Section 1.12.
1.20
“Territory” means People’s Republic of China, Hong Kong, Macau and Taiwan.
1.21
“Third Party” means any individual or entity other than WuXi Bio, Vir, and their respective Affiliates.
1.22
“[***]” means [***].
1.23
“Vir Indemnitees” has the meaning set forth in Section 7.2.
1.24
“WuXi Indemnitees” has the meaning set forth in Section 7.1.
2.
Termination; Releases.
2.1
Termination. Effective on the Effective Date, and notwithstanding anything to the contrary contained in the Collaboration Agreement, the Collaboration Agreement and all understandings relating thereto, including those provisions in the Collaboration Agreement expressly stated to survive termination, shall be irrevocably terminated and of no further force and effect. All licenses and other rights granted by one Party to the other Party under the Collaboration Agreement shall be, and hereby are, irrevocably terminated and of no further force or effect, and all rights, title and interest in and to Vir Technology, including Vir Background Patent Rights, Vir Materials and Vir Antibodies shall, and hereby do, immediately revert to Vir. Neither Party shall have any further obligations, rights or licenses under the Collaboration Agreement from and after the Effective Date. [***]
2.2
Release. In consideration of the terms set forth in this Agreement, each Party, on behalf of itself and its Affiliates, and the directors, officers, stockholders and employees of such entities and the successors and assigns of the foregoing (the “Releasors”), hereby releases the other Party and its Affiliates and the directors, officers and employees of such entities (the “Releasees”) from any and all obligations under the Collaboration Agreement and from any and all claims, actions, causes of action, liabilities, damages, judgments and demands of any kind, whether known or unknown, that the Releasors had, has, may have or ever claim to have against the Releasees under, in connection with, or directly or indirectly related to the Collaboration Agreement
2.3
Waiver. The Parties acknowledge that they have read and understand (or have been fully advised by their respective attorney(s) of) the contents of Section 1542 of the Civil Code of the State of California, which provides as follows:

“Section 1542. (General Release-Claims Extinguished.) A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

The Parties hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to and to the extent of the release granted in this Agreement.

3.
Acknowledgements; Representations and Warranties.
3.1
Acknowledgements. Each of the Parties acknowledges and agrees, and represents and warrants as of the Effective Date:
(a)
The only Initial Vir Antibodies that were the subject of the Collaboration Agreement are that certain Antibody Controlled by Vir and referred to as VIR-7831 and that certain Antibody Controlled by Vir and referred to as [***];
(b)
If and to the extent any Initial Development Activities were conducted during the term of the Collaboration Agreement by either Party or its Affiliates, such activities were conducted pursuant to the BMSA and are governed by the terms of the BMSA and, if applicable, the Cell Line License Agreement;
(c)
Neither Party nor either Party’s Affiliates created, conceived, developed or otherwise made any Inventions or Improvements or generated any Collaboration Know-How or Development Data, and there is no existing Collaboration Technology, including any Joint Collaboration Patent Rights or other Joint Collaboration Technology, except in each case as may have been developed or generated in the course of performing Non-Clinical Studies or activities under the BMSA; and

(d)
Neither Party nor either Party’s Affiliates transferred any materials to the other Party pursuant to the Collaboration Agreement (for clarity, the foregoing does not pertain to the BMSA or any materials transferred under the BMSA).
3.2
WuXi Bio Representations and Warranties. WuXi Bio hereby represents and warrants the following as of the Effective Date:
(a)
[***], neither WuXi Bio nor any of its Affiliates Controls any Background Technology related to any Product, including any Know-How or Patent Rights that are necessary or reasonably useful to Exploit any Product;
(b)
The only Regulatory Documentation owned or controlled by WuXi Bio or any of its Affiliates are the documents listed in Exhibit A attached hereto;
(c)
The only Development Activities conducted under the Collaboration Agreement by WuXi Bio or its Affiliates are the non-clinical studies conducted by [***] listed in Exhibit B attached hereto (the “Non-Clinical Studies”); and
(d)
WuXi Bio has obtained all rights to, and solely owns, all right, title and interest in and to all Know-How (including all data, results and methods) and other Intellectual Property Rights generated, developed, conceived, created, made or otherwise arising from the Non-Clinical Studies (collectively, the “Non-Clinical Studies-Related IP”). To the extent WuXi Bio does not own all right, title and interest in and to the Non-Clinical Studies-Related IP as of the Effective Date, WuXi Bio hereby covenants that it shall obtain such right, title and interest within a reasonable time period after the Effective Date.
3.3
Mutual Representations and Warranties. Each Party hereby represents and warrants the following as of the Effective Date:
(a)
the execution and delivery of this Agreement and the performance of the transactions and other matters contemplated by this Agreement have been duly authorized by all appropriate corporate actions of such Party;
(b)
this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms, and the execution, delivery, and performance of this Agreement by such Party does not conflict with any agreement or understanding, whether written or oral, to which such Party is a party or by which it is bound; and
(c)
none of the execution, delivery, or the performance by such Party of this Agreement, nor the consummation by such Party of the transactions and other matters contemplated hereby will: (a) require the consent of any Person, violate or conflict with, or result in a breach of, any provision of, or constitute a default under (or, with notice or lapse of time or both, would constitute a default under) any agreement, whether written or oral, that would result in a material adverse effect; or (b) violate or conflict with any Applicable Law or court order applicable to such Party or to which the assets of such Party are subject or bound that would result in a material adverse effect.

3.4
Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS, OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.
4.
Delivery or Destruction of Items; Master Cell Banks.
4.1
Delivery or Destruction. No later than [***] following the written request of Vir indicating return or destruction, WuXi Bio shall, at Vir’s election, deliver to Vir or destroy: (a) all of Vir’s Confidential Information in WuXi Bio’s or its Affiliate’s possession; (b) all tangible embodiments of Vir Background Technology in WuXi Bio’s or its Affiliate’s possession; and (c) all materials provided by Vir to WuXi Bio under the Collaboration Agreement, including any Vir Materials, and all Vir Antibodies in WuXi Bio’s or its Affiliate’s possession; provided that, to the extent WuXi Bio possesses any of the foregoing items pursuant to the BMSA, WuXi Bio may retain and maintain such items in accordance with the BMSA. If Vir elects and directs WuXi Bio to destroy any of the items listed in the foregoing clauses (a) through (c) (to the extent the same will not be retained by WuXi Bio under the BMSA), WuXi Bio shall provide Vir with evidence of such destruction. WuXi Bio’s delivery or destruction under this Section 4.1 will be at WuXi Bio’s expense and in a commercially reasonable manner.
4.2
Non-Clinical Studies; Regulatory Documentation. In addition to and without limiting Section 4.1, no later than [***] following the Effective Date, WuXi Bio will use reasonable efforts to deliver to Vir (to the extent not already delivered to Vir) (a) all Regulatory Documentation listed in Exhibit A, and (b) [***] (collectively, “Non-Clinical Studies Materials”) that are in the possession or control of WuXi Bio or its Affiliates (including [***]), unless (and solely to the extent) Vir notifies WuXi Bio that Vir wishes [***] to maintain possession of or destroy any such Non-Clinical Studies Materials on behalf of and for the benefit of Vir. Promptly after the Effective Date, the Parties’ technical teams will agree upon which Non-Clinical Materials will be delivered to Vir, maintained by [***] or destroyed. For clarification purposes, if WuXi Bio or its Affiliates have not delivered the Non-Clinical Studies Materials (other than those that the Parties agree will be maintained by [***] or destroyed) within [***], WuXi Bio will not be in breach of this Agreement so long as it continues to make reasonable efforts to meet its obligations under this Section 4.2. WuXi Bio hereby assigns to Vir all right, title and interest in and to all Non-Clinical Studies-Related IP and hereby transfers and assigns to Vir ownership and sponsorship of all Non-Clinical Studies. Notwithstanding the foregoing transfers and assignments, if either Party or its Affiliate receives notice or a request from any Regulatory Authority to conduct an audit or inspection relating to any Non-Clinical Studies, such Party will promptly notify the other Party, and the Parties, together with [***] (if applicable), will work together in good faith in an effort to accommodate and achieve an efficient and mutually acceptable resolution of such Regulatory Authority audit or inspection.
4.3
Master Cell Banks. WuXi Bio currently possesses the following Master Cell Bank vials: [***] (the “7831 MCB Vials”) and approximately [***] (collectively, the “MCB Vials”), which the Parties contemplated would be used by WuXi Bio for manufacturing certain Products for the Territory under the Collaboration Agreement. Since the Collaboration Agreement is being terminated and WuXi Bio will not be performing such manufacturing, the Parties agree that ownership and possession of the MCB Vials will be transferred to Vir or to a Greater China Licensee designated by Vir, at Vir’s sole cost and expense. For such purpose, WuXi Bio hereby assigns to Vir all right, title and interest in and to all MCB Vials (for further assignment of the 7831 MCB Vials to a Greater China Licensee at Vir’s election in its discretion). At Vir’s request, sole cost and expense, WuXi Bio shall execute such documents and take such other actions as are requested by Vir to perfect the foregoing assignment. In accordance with a schedule to be agreed upon by the Parties, WuXi Bio shall transfer physical possession of each of the MCB Vials to Vir or to a Greater China Licensee designated by Vir, at Vir’s sole cost and expense. With respect to the 7831 MCB Vials, the Parties will agree with the Greater China Licensee on the schedule for transferring physical possession and whether the 7831 MCB Vials will be transferred to Vir or to the Greater China Licensee, and the Greater China Licensee will have the sole right to determine the physical location to which the 7831 MCB Vials will be transferred. Until completion of such transfer of physical possession, WuXi Bio shall store and maintain the MCB Vials consistent with past practices and Vir will pay storage fees as agreed upon by the Parties.
5.
Financial Terms. In consideration of the reversion to Vir of all rights in the Territory under the Collaboration Agreement, Vir shall make payments to WuXi Bio as set forth in this Section 5.
5.1
R&D Payment. In consideration for Development Activities conducted by or on behalf of WuXi Bio pursuant to the Collaboration Agreement, Vir shall pay WuXi Bio a one-time payment of Seven Million U.S. Dollars ($7,000,000) (the “R&D Payment”) within thirty (30) days after Vir’s receipt of the R&D Payment from a Greater China Licensee. WuXi Bio shall apply [***] of the R&D Payment as a credit against amounts that will be invoiced by WuXi Bio to Vir after the Effective Date for work to be performed by WuXi Bio at WuXi Bio’s or its Affiliate’s facilities located in New Jersey or Ireland pursuant to one or more future work order(s) to be agreed upon by the Parties pursuant to the BMSA; provided that, at Vir’s direction and in its discretion, all or any portion of such [***] credit may be assigned to a Greater China Licensee and may be applied by such Greater China Licensee against amounts payable for work performed by WuXi Bio or its Affiliate pursuant to one or more agreement(s) between WuXi Bio (or its Affiliate) and such Greater China Licensee (or its affiliate). The Parties will agree after the Effective Date on the BMSA work order(s) that will be subject to such credit, or if such credit will be assigned in whole or in part to a Greater China Licensee, the Parties and such Greater China Licensee will agree after the Effective Date on the application of such credit against amounts payable to WuXi Bio (or its Affiliate) by such Greater China Licensee (or its affiliate), and the Parties (or the Parties and such Greater China Licensee) will agree on a process for accounting for such credit and ensuring that the full [***] is credited.
5.2
Licensee Revenue Percentage. Within [***] after Vir’s receipt from a Greater China Licensee of any Licensee Revenue that is greater than [***] (if any), Vir shall pay WuXi Bio a one-time payment equal to [***] of the amount of such Licensee Revenue received by Vir that exceeds [***]. For example, if Vir receives Licensee Revenue in the amount of [***] from a Greater China Licensee, Vir shall pay WuXi Bio [***] within [***] after Vir’s receipt of such Licensee Revenue. For clarity, (a) Vir will only owe a payment under this Section 5.2 if Vir grants a license to a Greater China Licensee to commercialize the Reversion Product in the Territory and receives Licensee Revenue from such Greater China Licensee that is greater than [***], (b) Vir shall not owe WuXi Bio any payment under this Section 5.2 if either Vir does not receive Licensee

Revenue from a Greater China Licensee or Vir receives Licensee Revenue that is equal to or less than [***], and (c) Vir shall not owe WuXi Bio any payment under this Section 5.2 in connection with Vir’s receipt of the R&D Payment from a Greater China Licensee.
5.3
Royalties. Vir shall pay to WuXi Bio royalties on annual Net Sales of all Reversion Products sold by Vir, its Affiliates, or Greater China Licensees in the Territory during the period commencing on the First Commercial Sale of the first Reversion Product in the Territory and expiring on the [***] of such First Commercial Sale in the Territory (the “Royalty Term”), at the royalty rate applicable to the corresponding incremental portion of such annual Net Sales as set forth in the table below, subject to Section 5.4.

Annual Net Sales of Reversion Products in Territory (in USD)	Royalty Rate
Portion of aggregate annual Net Sales less than [***]	[***]
Portion of aggregate annual Net Sales greater than or equal to [***] and less than [***]	[***]
Portion of aggregate annual Net Sales greater than or equal to [***] and less than [***]	[***]
Portion of aggregate annual Net Sales greater than or equal to [***]	[***]

Royalty payments shall be made during the Royalty Term on a quarterly basis as follows: (a) with respect to Net Sales made by Vir or its Affiliates, within [***] after the end of the calendar quarter; or (b) with respect to Net Sales made by a Greater China Licensee or its sublicensee, within [***] after Vir’s receipt of a written report from the Greater China Licensee showing such Net Sales for each calendar quarter. For clarity, Vir shall owe no further payments to WuXi Bio under this Agreement on and after expiration of the Royalty Term. Together with each royalty payment, Vir shall prepare and deliver to WuXi Bio a royalty report setting forth the total Net Sales of the Reversion Products sold in the Territory by Vir, its Affiliates and Greater China Licensees in the applicable calendar quarter, stated in U.S. Dollars, and the royalties payable thereon. Vir and its Affiliates, and Greater China Licensees will keep complete and accurate records in sufficient detail to enable the royalties payable to be determined and the information provided to be verified. All such records and all royalty reports delivered to WuXi Bio hereunder shall be the Confidential Information of Vir.

5.4
Royalty Reductions. Vir shall be entitled to the following royalty reductions:
(a)
If during the Royalty Term one or more Biosimilars is sold anywhere in the Territory by a Third Party (other than a Greater China Licensee), the royalty rates set forth in Section 5.3 shall be reduced by [***] commencing at such time that the market penetration of such

Biosimilars in the Territory is equal to or greater than [***], as determined by [***]. Notwithstanding the foregoing, if WuXi Bio develops, manufactures or otherwise Exploits any Biosimilar, either by itself or together with, through or on behalf of any of its Affiliates or any Third Party, notwithstanding the covenant set forth in Section 2.1, then upon launch of such Biosimilar in the Territory, Vir shall owe no further royalty payments to WuXi Bio hereunder.
(b)
If Vir or its Affiliate or a Greater China Licensee determines, in its reasonable judgment, that it is reasonably necessary after the Effective Date to obtain a license or other rights under any Intellectual Property Rights owned or controlled by a Third Party (other than a Greater China Licensee) in order to develop, manufacture, commercialize or otherwise Exploit the Reversion Product in the Territory (“Necessary Third Party IP”), and if Vir or its Affiliate or Greater China Licensee enters into an agreement to obtain a license to or otherwise acquire rights under such Necessary Third Party IP (“Third Party IP Agreement”), then Vir shall be permitted to offset [***] of the amounts paid to the applicable Third Party pursuant to such Third Party IP Agreement (including upfront, milestones and royalties, solely to the extent such amounts are paid for, or otherwise attributable or allocable to, Exploitation of the Reversion Product in the Territory) against the royalties payable to WuXi Bio pursuant to Section 5.3, provided that such reduction shall not reduce such royalties payable to WuXi Bio in a calendar quarter by [***], and credits for reductions not exhausted in any calendar quarter may be carried into future calendar quarters, subject to [***] in each calendar quarter.
5.5
Payment; Currency Conversion. Unless otherwise agreed by the Parties, all payments due from Vir to WuXi Bio under this Agreement shall be paid in U.S. Dollars by wire transfer or electronic funds transfer of immediately available funds to a bank account designated by written notice to Vir from WuXi Bio. With respect to Net Sales of Reversion Products invoiced in a currency other than U.S. Dollars, such amounts and the royalty amounts payable under this Agreement shall be expressed in U.S. Dollar equivalent calculated using the applicable Seller’s standard conversion method consistent with GAAP or IFRS in a manner consistent with such Seller’s customary and usual conversion procedures used in preparing its financial statements applied on a consistent basis, provided that such procedures use a widely accepted source of published exchange rates.
5.6
Late Payments. If any payment due hereunder is not made by Vir when due, except where such payment is contested in good faith by Vir, WuXi Bio may charge interest on the overdue amount at a rate of [***]; provided that such rate shall not exceed the maximum rate permitted by Applicable Law. Such interest shall: (a) accrue on a daily basis from the due date until the date of actual payment of the overdue amount, (b) be payable on demand, and (c) apply in place of (and to the exclusion of) any statutory interest.
5.7
Records and Audits. Vir shall, and shall require its Affiliates and Greater China Licensees to, keep complete and accurate records of Net Sales. WuXi Bio will have the right, at its own expense and no more frequently than [***], to have an independent, certified public accountant, selected by WuXi Bio from nationally reputable accounting firms in the United States and reasonably acceptable to Vir, review such records of Vir in the location(s) where such records are maintained by Vir upon [***] and during regular business hours and under obligations of confidentiality, for the sole purpose of verifying the basis and accuracy of payments made under this Agreement, with respect to [***] prior to WuXi Bio’s request for such review. If the review of such records reveals that Vir has failed to accurately report Net Sales under this Agreement, or failed to make any payment required under this Agreement, then Vir shall pay to WuXi Bio any underpaid amounts due hereunder, [***] after the accountant’s report. If any such underpayments are greater than [***] of the amounts actually due for the audited period, Vir shall pay all reasonable costs incurred in conducting such audit. Once WuXi Bio has conducted a review and audit of Vir pursuant to this Section 5.7 in respect of any given period, it may not subsequently re-inspect Vir’s records in respect of such period, unless a subsequent audit of a separate reporting period uncovers fraud on the part of Vir that is reasonably expected to have been occurring during the prior audited period. For clarity, however, if a discrepancy is identified by the accountant during the course of an audit and the Parties do not agree upon a resolution of such discrepancy, then WuXi Bio’s accountant may re-inspect the books and records to the extent reasonably relevant to resolving such discrepancy.
5.8
Taxes. In the event that any Applicable Law requires Vir to withhold taxes with respect to any payment to be made by Vir pursuant to this Agreement, Vir will notify WuXi Bio of such withholding requirement prior to making the payment to WuXi Bio and will provide such assistance to WuXi Bio, including the provision of such standard documentation as may be required by a tax authority, as may be reasonably necessary in WuXi Bio’s efforts to claim an exemption from or reduction of such taxes. Vir will, in accordance with such Applicable Law withhold taxes from the amount due hereunder to WuXi Bio, remit such taxes to the appropriate tax authority, and furnish WuXi Bio with proof of remittance of such taxes within [***] following WuXi Bio’s request for such proof of remittance. All payments due to WuXi Bio from Vir pursuant to this Agreement shall be paid exclusive of any value-added tax (“VAT”) (which, if applicable, shall be payable by Vir within [***] after receipt of a valid VAT invoice). If WuXi Bio determines that it is required by Applicable Law to report any such tax, Vir shall promptly provide WuXi Bio with applicable receipts and other documentation necessary or appropriate for such report. For clarity, this Section 5.8 is not intended to, and shall not, limit Vir’s right to deduct value-added taxes in determining Net Sales.
5.9
No Other Compensation. Other than as explicitly set forth in this Agreement, Vir will not be obligated to pay any fees, milestone payments, royalties or other payments of any kind to WuXi Bio hereunder. For clarity, nothing herein modifies the terms of the BMSA or the Cell Line License Agreement (as amended) or Vir’s obligations to make payments thereunder.
6.
Confidential Information.
6.1
Nondisclosure and Non-Use. Each Party agrees that, during the Royalty Term and for a period of five (5) years thereafter, the Receiving Party receiving Confidential Information of the Disclosing Party (or that has received any such Confidential Information from the other Party prior to the Effective Date) will (a) maintain in confidence such Confidential Information using the efforts such Receiving Party uses to maintain in confidence its own proprietary industrial information of similar kind and value; (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except (i) with respect to WuXi Bio’s disclosure of Vir’s Confidential Information, as necessary or reasonably useful for WuXi Bio to fulfill its obligations under this Agreement or as permitted under Section 6.4 and (ii) with respect to Vir’s disclosure of WuXi Bio’s Confidential Information, as necessary or reasonably useful for Vir to fulfill its obligations or exercise its rights under this Agreement (including in connection with its reversion of rights hereunder and Exploitation of Products) or as permitted under Section 6.3 or Section 6.4; and (c) not use such Confidential Information for any purpose except (i) with respect to WuXi Bio’s use of Vir’s Confidential Information, as necessary or reasonably useful for WuXi Bio to fulfill its obligations under this Agreement and (ii) with respect to Vir’s use of WuXi Bio’s Confidential Information, as necessary or reasonably useful for Vir to fulfill its obligations or exercise its rights under this Agreement (including, in connection with its reversion of rights hereunder and Exploitation of Products).
6.2
Exceptions. The obligations under Section 6.1 will not apply with respect to any portion of the Disclosing Party’s Confidential Information that the Receiving Party can demonstrate:
(a)
was known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or restrict its use, prior to disclosure by the Disclosing Party;
(b)
is subsequently lawfully disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation on the Receiving Party to keep it confidential or restrict its use;
(c)
is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party, through no wrongful act, fault or negligence on the part of such Receiving Party; or
(d)
is independently developed by employees, contractors, consultants, or agents of the Receiving Party or any of its Affiliates without the aid, application, or use of Confidential Information of the Disclosing Party.
6.3
Authorized Disclosures by Vir. Vir may disclose Confidential Information belonging to WuXi Bio in the following instances:
(a)
Filing or prosecuting patent applications within Vir’s Patent Rights and maintaining, enforcing and defending Vir’s Patent Rights;
(b)
Pursuing Regulatory Filings and seeking Regulatory Approvals relating to the Reversion Product; provided that reasonable measures shall be taken to limit disclosure of such Confidential Information outside the applicable governmental authority and to otherwise maintain the confidentiality of such Confidential Information; and
(c)
Disclosing to attorneys, auditors, advisors, consultants, contractors, actual or potential licensees, sublicensees or academic or collaboration partners, including any Greater China Licensee, or to its Affiliates or its or its Affiliates’, licensees’, sublicensees’ or academic or collaboration partners’ (including any Greater China Licensee’s) respective employees, contractors (including clinical investigators), consultants or agents, in each case as may be necessary or useful in connection with Exploitation of the Reversion Product or otherwise in connection with the performance of its obligations or exercise of its rights under this Agreement; provided that such Third Party recipients are subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to Vir’s obligations of confidentiality and non-use set forth herein.

6.4
Required Disclosure. A Receiving Party may disclose the Disclosing Party’s Confidential Information pursuant to interrogatories, requests for information or documents, subpoena, civil investigative demand issued by a court or governmental agency or as otherwise required by Applicable Law or governmental authority; provided that, if permitted by Applicable Law, the Receiving Party will notify the Disclosing Party promptly upon receipt thereof, giving (where practicable) the Disclosing Party sufficient advance notice to permit it to oppose, limit, or seek confidential treatment for such disclosure, and to file for patent protection if relevant. In any event, the Receiving Party will furnish only that portion of the Confidential Information that it is legally required to disclose in response to such court or governmental authority order, demand or request or Applicable Law.
6.5
Press Releases and Other Public Statements. The Parties may, if agreed by the Parties, issue one or more press release(s) announcing the execution of this Agreement in such form(s) and at such time(s) as are mutually agreed to by the Parties. Except for such initial press release(s), neither Party nor its Affiliates will make any public announcements, press releases or other public disclosures, written or oral, whether to the public, the press, stockholders or otherwise, concerning this Agreement or the terms and conditions or the subject matter hereof (a “Public Statement”), except: (a) with the prior written consent of the other Party (which may be conditional upon certain restrictions as to the content or distribution of such Public Statement); or (b) for such Public Statements, as in the opinion of the Party intending to make such Public Statement, are required to comply with Applicable Law (including the regulations of any stock exchange) (a “Legal Requirement”) and which in any event contain only the minimum disclosure necessary to comply with the relevant Legal Requirement. Each Party agrees, to the extent permitted by Legal Requirements, in any event to provide the other Party with a copy of any proposed Public Statement as soon as reasonably practicable under the circumstances prior to its scheduled release. Except under extraordinary circumstances, when the following notice may not be possible but in which event the proposed Public Statement will still be provided to the other Party for comment before release (which the releasing Party will use reasonable efforts to provide at least forty-eight (48) hours prior to the intended time of publication), and to the extent permitted by Legal Requirements, each Party shall provide the other Party with an advance copy of any such Public Statement at least seven (7) days prior to its scheduled release. Each Party furthermore shall have the right to review and recommend changes to any such announcement and, except as otherwise required by Legal Requirement, the Party whose announcement has been reviewed shall remove any Confidential Information of the reviewing Party that the reviewing Party reasonably deems to be inappropriate for disclosure, subject to the exceptions in Section 6.2. Each Party agrees in any event to give the other Party a reasonable opportunity (to the extent consistent with Legal Requirements) to review all Public Statements required by Legal Requirements to be filed with the U.S. Securities and Exchange Commission or similar body prior to submission of such filings, and will give due consideration to any reasonable comments by the non-filing Party relating to such filing, including the provisions of this Agreement for which confidential treatment should be sought.
7.
INDEMNIFICATION AND INSURANCE
7.1
Indemnification by Vir. Subject to Section 7.3, Vir will indemnify, defend and hold harmless WuXi Bio and its Affiliates and their respective officers, employees, and agents and their respective successors or assigns (collectively, the “WuXi Indemnitees”) from and against any and all losses, damages, fees, expenses, settlement amounts, and costs (including reasonable attorneys’ fees and witness fees) (collectively, “Losses”) arising from any Third Party claim, arising out of: (a) any breach by Vir of its representations, warranties, or covenants made under this Agreement; or (b) gross negligence or willful misconduct of Vir or its Affiliates or a Greater China Licensee, or any of their employees, officers, or agents, in connection with this Agreement or the performance of Vir’s obligations or exercise of Vir’s rights under this Agreement; provided that the foregoing indemnity will not apply to the extent that any such Losses (i) are attributable to the gross negligence or willful misconduct of any WuXi Indemnitees, or (ii) are otherwise subject to an obligation by WuXi to indemnify the Vir Indemnitees under Section 7.2.
7.2
Indemnification by WuXi Bio. Subject to Section 7.3, WuXi Bio will indemnify, defend and hold harmless Vir and its Affiliates and their respective officers, employees, and agents and their respective successors or assigns (collectively, the “Vir Indemnitees”) from and against any and all Losses arising from any Third Party claim, arising out of: (a) any breach by WuXi Bio of its representations, warranties, or covenants made under this Agreement; or (b) gross negligence or willful misconduct of WuXi Bio or its Affiliates or sublicensees, or any of their employees, officers, or agents, in connection with the Collaboration Agreement or the performance of WuXi Bio’s obligations or exercise of WuXi Bio’s rights under the Collaboration Agreement; provided that the foregoing indemnity will not apply to the extent that any such Losses (i) are attributable to the gross negligence or willful misconduct of any Vir Indemnitees, or (ii) are otherwise subject to an obligation by Vir to indemnify the WuXi Indemnitees under Section 7.1.
7.3
Indemnification Procedures. If any Indemnitee is seeking indemnification under Section 7.1 or 7.2 from a Party (the “Indemnifying Party”), then such seeking Party will notify the Indemnifying Party in writing of such claim with respect to such Indemnitee as soon as reasonably practicable after the Indemnitee receives notice of the claim, and such seeking Party (on behalf of itself and such Indemnitee) will permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration) and will cooperate as reasonably requested (at the expense of the Indemnifying Party) in the defense of the claim. The indemnification obligations under this Section 7 will not apply to any harm suffered as a direct result of any delay in notice to the Indemnifying Party hereunder or to amounts paid in settlement of any claim, demand, action, or other proceeding if such settlement is effected without the written consent of the Indemnifying Party. The Indemnifying Party will not unreasonably withhold, condition, or delay its consent to a settlement solely for monetary consideration that is proposed by the Indemnitee. The Indemnitee, its employees and agents, will reasonably cooperate with the Indemnifying Party and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by Section 7.1 or 7.2.
7.4
Maintenance of Insurance. Each Party will maintain insurance with insurance companies or associations that such Party reasonably believes to be financially sound and reputable, in such amounts and covering such risks, as determined by such Party’s board of directors in good faith, as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Party operates.

8.
Miscellaneous.
8.1
No Diligence. Vir and its Affiliates, Greater China Licensees and sublicensees shall not have any diligence requirements to develop, manufacture, obtain Regulatory Approval, commercialize or otherwise Exploit the Reversion Product in the Territory and nothing in this Agreement will be deemed to require any level of efforts with respect to development, manufacture, commercialization or other Exploitation of the Reversion Product in or for the Territory. Vir and its Affiliates, Greater China Licensees and sublicensees shall have sole discretion to determine whether, and if so how, to Exploit the Reversion Product in the Territory. Notwithstanding the foregoing, if diligence requirements are provided for in an agreement with a Greater China Licensee then such diligence requirements will be deemed to be applicable to this Agreement.
8.2
License. WuXi Bio, on behalf of itself and its Affiliates, hereby grants to Vir and its Affiliates [***]. For clarity, the foregoing shall not modify or limit the terms of the Cell Line License Agreement, which remains in full force and effect as amended.
8.3
Limitation of Liability. EXCEPT FOR A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS IN SECTION 6 OR BREACH OF ITS REPRESENTATIONS AND WARRANTIES IN SECTION 3, NEITHER VIR NOR WUXI, NOR ANY OF THEIR AFFILIATES OR (SUB)LICENSEES WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT, ITS AFFILIATES OR ANY OF THEIR (SUB)LICENSEES, FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR OTHER INDIRECT DAMAGES, LOST PROFITS, OR LOST DATA WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY) OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.
8.4
Governing Law. This Agreement will be construed, interpreted, and applied in accordance with the laws of the state of New York (excluding its body of law controlling conflicts of law). The Parties acknowledge that this Agreement evidences a transaction involving interstate commerce and a foreign (non-U.S.) Party. Notwithstanding the provision in the first sentence with respect to the applicable substantive law, any arbitration, decision, or award rendered hereunder and the validity, effect, and interpretation of the arbitration provision shall be governed by the Federal Arbitration Act.
8.5
Dispute Resolution. Any dispute arising out of or relating to this Agreement, or the breach or validity thereof (a “Dispute”), shall be finally resolved pursuant to the terms of this Section 8.5. If a Dispute arises, the Parties agree that they shall attempt in good faith to resolve the Dispute by negotiation between the Chief Executive Officer of WuXi Bio and the Chief Executive Officer of Vir (each, an “Executive Officer”) (or either of their designees, which designee is required to have decision-making authority on behalf of such Party). Either Party may refer a Dispute to the applicable Executive Officer of the other Party by serving written notice that such Dispute has arisen and demand that negotiations commence. The Executive Officers (or their designees, as applicable) will use good faith efforts to resolve such Dispute so referred to them as soon as practicable, and any final decision that the Executive Officers agree to in writing will be conclusive and binding on the Parties If the Executive Officers of both Parties (or either of their designees, as applicable) are unable for any reason to resolve a Dispute within [***], then the Dispute shall be finally resolved by arbitration in accordance with this this Section 8.5. All Disputes shall be referred to and finally resolved by arbitration administered by the International Centre for Dispute Resolution (“ICDR”) in accordance with its International Arbitration Rules, except as those rules may be modified herein or by mutual agreement of the Parties. The seat, or legal place, of arbitration shall be in Singapore. The number of arbitrators shall be three (3). Each Party shall nominate one arbitrator and the two Party-nominated arbitrators shall nominate the third arbitrator, who shall serve as the presiding arbitrator, within fifteen (15) days after the second arbitrator’s appointment. The language of the arbitration shall be English and each arbitrator must have experience in the biotechnology, pharmaceutical, diagnostic or medical device industry, and each arbitrator must be fluent in English. The existence and content of the arbitral proceedings and any ruling or awards shall be kept confidential by the Parties and members of the arbitral tribunal except (a) to the extent that disclosure may be required of a Party to fulfill a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings before a state court or other judicial authority, (b) with the consent of all Parties, (c) where needed for the preparation or presentation of a claim or defense in the arbitration, (d) where such information is already in the public domain other than a result of a breach of this clause, or (e) by order of the arbitral tribunal upon application of a Party. The arbitration award shall be final and binding on the Parties, and the Parties undertake to carry out any award without delay. Judgment on the award may be entered in any court of competent jurisdiction.
8.6
Independent Contractors. Nothing herein shall be construed to create a partnership, or any relationship of employer and employee, agent and principal, or joint venture between the Parties. Each Party is an independent contractor. Neither Party shall assume, either directly or indirectly, any liability of or for the other Party. Neither Party shall have the authority to bind or obligate the other Party, and neither Party shall represent that it has such authority.
8.7
Severability. If any term, covenant or condition of this Agreement or the application thereof to either Party or circumstances shall, to any extent, be held to be invalid or unenforceable, then (a) the remainder of this Agreement, or the application of such term, covenant or condition to the Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (b) the Parties covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.
8.8
Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned, delegated, or otherwise transferred, in whole or part, by either Party without the prior express written consent of the other, except that either Party may assign this Agreement and its rights and obligations hereunder in whole or in part, without consent of the other Party, to an Affiliate of a Party, or a Third Party that acquires all or substantially all of the business or assets of a Party (whether by merger, reorganization, acquisition, sale of assets or otherwise). All validly assigned rights of a Party shall inure to the benefit of and be enforceable by, and all validly delegated obligations of such Party shall be binding on and be enforceable against, the permitted successors and assigns of such Party. Any purported assignment in violation of this Section 8.8 will be null, void, and of no legal effect.
8.9
Notices. All notices that are required or permitted hereunder will be in writing and sufficient if delivered by internationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, and in each case, addressed as follows (with a courtesy copy sent by email, which will not constitute notice):

If to Vir:

Vir Biotechnology, Inc.
499 Illinois Street
San Francisco, CA 94158, USA
[***]

With a copy to (which will not constitute notice hereunder):

[***]

If to WuXi Bio:

WuXi Biologics (Hong Kong) Limited

Building 1, 288 Fute Zhong Road

Waigaoqiao Free Trade Zone

Shanghai, China 200131

[***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice will be deemed to have been given: (a) on the next Business Day after dispatch if sent by internationally-recognized overnight courier; or (b) on the fifth Business Day after dispatch if sent by registered or certified mail, postage prepaid, return receipt requested.

8.10
Headings. Section and subsection headings are inserted for convenience of reference only and do not form part of this Agreement.
8.11
Construction. The Parties acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party will not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement will be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.
8.12
Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include,”

“includes,” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument, or other document herein will be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person will be construed to include the person’s successors and assigns, (f) the words “herein,” “hereof,” and “hereunder” and words of similar import, will each be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) references to any specific law, rule or regulation, or section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (h) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”
8.13
Entire Agreement; Amendment. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and constitutes the complete, final and exclusive embodiment of their agreement and supersedes all prior agreements between the Parties with respect to the subject matter hereof. This Agreement is entered into without reliance upon any promise, warranty or representation, written or oral, by any Party or any representative of any Party other than those expressly contained herein. No modification of this Agreement will be effective unless in writing with specific reference to this Agreement and signed by both Parties.
8.14
Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
8.15
Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or PDF or any other electronically transmitted signatures) in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

In Witness Whereof, the Parties have caused this Termination Agreement to be executed as of the Effective Date by their respective duly authorized officers.

VIR BIOTECHNOLOGY, INC.

By: /s/ George Scangos

Name: George Scangos, Ph.D.

Title: President and Chief Executive Officer

WUXI BIOLOGICS (HONG KONG) LIMITED

By: /s/ Zhisheng (Chris) Chen

Name: Zhisheng (Chris) Chen, Ph.D.

Title: Chief Executive Officer

[Signature Page to Termination Agreement]

Exhibit A

Regulatory Documentation

[***] Pre-IND related documents		Note
1	[***]	[***]
2	[***]	[***]
3	[***]	[***]
4	[***]	[***]
5	[***]	[***]
6	[***]	[***]
7	[***]	[***]
8	[***]	[***]
9	[***]	[***]

Exhibit B

Non-Clinical Studies

WuXi Study Number	Vir Study Number	Title/Description
[***]	[***]	[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]	[***]	[***]
[***]		[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]	[***]	[***]
[***]		[***]
[***]	[***]	[***]
[***]	[***]	[***]